Exhibit 10.5

FORM OF Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of February 4, 2022 (the “Grant Date”) by and between Nestbuilder.com Corp., a Nevada corporation (the “Company”) and __________________ (the “Grantee”).

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Agreement and in the attached Exhibit A.

2. Grant of Restricted Stock. The Company hereby issues to the Grantee on the Grant Date a restricted stock award consisting of, in the aggregate, Two Hundred Seventy Five Thousand (275,000) shares of Common Stock of the Company (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Agreement.

3. Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Grantee to the Company and the other consideration set forth in the Settlement Agreement.

4. Restricted Period; Vesting.

4.1 Except as otherwise provided herein, provided that the Grantee continuously provides services to the Company (or any subsidiary or parent of the Company) as an employee, officer, director, contractor or consultant (“Continuous Service”) through the applicable vesting date, the Restricted Stock will vest in accordance with the following schedule: The Restricted Stock shall vest in a series of eight (8) successive equal quarterly installments upon the Grantee’s completion of each successive calendar quarter of Continuous Service over the two (2) year period measured from February 4, 2022. The period over which the Restricted Stock vests is referred to as the “Restricted Period”.

4.2 If the Grantee’s Continuous Service terminates for any reason other than death, Disability, or by the Company without Cause at any time before all of the Grantee’s Restricted Stock has vested, the Grantee’s unvested Restricted Stock shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

4.3 The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates due to the Grantee’s death, 100% of the unvested Restricted Stock shall vest as of the date of such termination.

4.4 The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service is terminated by the Company or an Affiliate for Disability, 100% of the unvested Restricted Stock shall vest as of the date of such termination.

4.5 The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service is terminated by the Company or an Affiliate without Cause, 100% of the unvested Restricted Stock shall vest as of the date of such termination.

4.6 The foregoing vesting schedule notwithstanding, upon the occurrence of a Change in Control, 100% of the unvested Restricted Stock shall vest as of the date of the Change in Control.

5. Restrictions. Subject to any exceptions set forth in this Agreement, until such time as the Restricted Stock is vested in accordance with Section 4, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto prior to vesting shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company. Vested Restricted Stock may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee.

6. Rights as Shareholder; Dividends.

6.1 The Grantee shall be the record owner of the Restricted Stock until the shares of Common Stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares.

6.2 The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent.

6.3 If the Grantee forfeits any rights he or she has under this Agreement in accordance with Section 4, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

7. No Right to Continued Service. This Agreement shall not confer upon the Grantee any right to be retained in any position, as an employee, consultant or director of the Company. Further, nothing in this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause; provided, however, that Section 4.5 shall apply in the event of a termination by the Company without Cause.

8. Adjustments. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date, the Restricted Stock will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration to the extent necessary to preserve the economic intent of the award of the Restricted Stock under this Agreement. The Company shall give the Grantee notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

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9. Tax Liability and Withholding.

9.1 The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes. The Company may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a) tendering a cash payment.

(b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law.

(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

9.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items.

10. Grantee Representations. The Grantee hereby represents to the Company as follows:

10.1 Restricted Stock Part of Private Placement. The Grantee has been advised that the Restricted Stock has not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Restricted Stock is to be effected and the Restricted Stock will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(a)(2) of the Act and/or Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority. The Grantee understands that the Company is relying in part on the Grantee’s representations as set forth herein for purposes of claiming such exemptions.

10.2 Relationship to the Company; Experience. The Grantee has a preexisting business or personal relationship with the Company and its officers, directors or controlling persons. The Grantee has detailed knowledge of the Company and its business, financial condition, operating results and business prospects, and has such knowledge and experience in financial, tax and business matters to enable Grantee to utilize the information made available to Grantee in connection with the acquisition of the Restricted Stock to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

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10.3 Grantee’s Liquidity. In reaching the decision to invest in the Restricted Stock, the Grantee has carefully evaluated Grantee’s financial resources and investment position and the risks associated with this investment, and Grantee acknowledges that Grantee is able to bear the economic risks of the investment. The Grantee (i) has adequate means of providing for Grantee’s current needs and possible personal contingencies, (ii) has no need for liquidity in Grantee’s investment, (iii) is able to bear the substantial economic risks of an investment in the Restricted Stock for an indefinite period and (iv) at the present time, can afford a complete loss of such investment. The Grantee’s commitment to investments which are not readily marketable is not disproportionate to Grantee’s net worth and Grantee’s investment in the Restricted Stock will not cause Grantee’s overall commitment to become excessive.

10.4 Access to Data. The Grantee acknowledges that during the course of this transaction and before deciding to acquire the Restricted Stock, Grantee has been provided with financial and other written information about the Company. The Grantee has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Restricted Stock, and Grantee’s investment that Grantee felt necessary; and to the extent Grantee availed himself of that opportunity, Grantee has received satisfactory information and answers concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

10.5 Accredited Investor Status. The Grantee is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Act.

10.6 Tax Consequences. The Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that Grantee (and not the Company) is responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

10.7 Restrictions on Transfer. The Grantee acknowledges that the Restricted Stock to be issued to Grantee must be held indefinitely unless subsequently registered and qualified under the Act or unless an exemption from registration and qualification is otherwise available. In addition, Grantee understands that the certificate representing the Restricted Stock will be imprinted with a legend which prohibits the transfer of such Restricted Stock unless they are sold in a transaction in compliance with the Act or are registered and qualified or such registration and qualification are not required in the opinion of counsel acceptable to the Company.

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11. Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

12. Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

13. Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Common Stock are then listed or quoted.

14. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Executive Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

15. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

17. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

18. Amendment. This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company and the Grantee.

19. No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21. Acceptance. The Grantee hereby acknowledges receipt of a copy of this Agreement. The Grantee has read and understands the terms and provisions hereof, and accepts the Restricted Stock subject to all of the terms and conditions of this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

Nestbuilder.com Corp.,
a Nevada corporation

By:
Name:	Alex Aliksanyan
Title:	Chief Executive Officer

GRANTEE:

By:
Name:

[SIGNATURE PAGE TO SETTLEMENT AGREEMENT]

EXHIBIT A

DEFINITIONS

As used in the Agreement, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Cause” means (a) Grantee’s unauthorized misuse of the Company or a parent or subsidiary of the Company’s trade secrets or proprietary information, (b) Grantee’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (c) Grantee’s committing an act of fraud against the Company or a parent or subsidiary of the Company or (d) Grantee’s gross negligence or willful misconduct in the performance of his or her duties that has had or will have a material adverse effect on the Company or parent or subsidiary of the Company’ reputation or business.

“Change in Control” means the occurrence of any of the following events:

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ‘‘beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board, shall not be deemed to be a Change in Control; or

The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Disability” means a Grantee is unable to perform the duties of his or her customary position of employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months. The Company may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Grantee’s condition.